EXHIBIT 9.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 29, 2022 relating to the financial statements of VETANOVA, INC, as of December 31, 2021 and 2020 and to all references to our firm included in this notification on Form 1-A.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

April 26, 2022